     JAMES E. LYONS (State Bar No. 112582)
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
     4 Embarcadero Center, Suite 3800
     San Francisco, California 94111
     (415) 984-6400

     ROBERT E. ZIMET
     SUSAN L. SALTZSTEIN
     MATTHEW J. SAVA
     SKADDEN, ARPS, SLATE, MEAGHER & FLOM
     919 Third Avenue
     New York, New York 10022
     (212) 735-3000

Attorneys for Derivative Plaintiff
CAP ADVISERS LIMITED, As Trustee for
THE CAP TRUST

            SUPERIOR COURT OF THE STATE OF CALIFORNIA

                  FOR THE COUNTY OF SANTA CLARA


     CAP ADVISERS LIMITED, AS      )   Case No. CV744052
     TRUSTEE OF THE CAP TRUST,     )
     Derivatively on behalf of     )
     VISX, INC.,                   )   AGREEMENT AND STIPULATION
                                   )   OF SETTLEMENT
                    Plaintiff,     )
                                   )
               v.                  )
                                   )
     ALCON LABORATORIES, INC., ET  )
     AL.,                          )
                                   )
                    Defendants.    )
-----------------------------------)
                                   )
     ALCON LABORATORIES, INCORPO-  )
     RATED, ET AL.,                )
                                   )
               Cross-Complainants, )
                                   )
               v.                  )
                                   )
     ANTHONY M. PILARO, ET AL.,    )
                                   )
               Cross-Defendants.   )
-----------------------------------)

          This Agreement and Stipulation of Settlement ("Stipula-tion") is entered into among (i) CAP Advisers Limited, trustee for the CAP Trust, on behalf of itself and derivatively on behalf of VISX, Inc. ("Derivative Plaintiff" or "CAP Advisers" as hereinafter defined in Section 2.7); (ii) Charles R. Munnerlyn, Alan R. McMillen, William L. Bennett, Daniel J. Kunst, Karen Brenner, Robert B. Samuels, Robert R. Montgomery, Timothy R.G. Sear, and Edgar H. Schollmaier (collectively the "Individual Defendants"); (iii) VISX, Inc. ("VISX" or the "Com-pany" as hereinafter defined in Section 2.8); (iv) Alcon Labo-ratories, Incorporated and Alcon Pharmaceuticals, Ltd. (collec-tively "Alcon" as hereinafter defined in Section 2.9); and (v) Anthony M. Pilaro, Richard S. Braddock, CAP Advisers, and Osterfak, Ltd. ("Osterfak" is hereinafter defined in Section 2.10). It is conditioned on its approval by the Superior Court of California for the County of Santa Clara (hereinafter the "Court").
     1    RECITALS.
          1.1 On September 26, 1994, Derivative Plaintiff and Osterfak filed a lawsuit captioned CAP ADVISERS LIMITED, ET AL.
     V. ALCON LABORATORIES, INC. ET AL., Santa Clara County Superior Court No. CV744052, which names as defendants Alcon and the Individual Defendants ("Derivative Action"). VISX is named as a nominal defendant on whose behalf the Derivative Action pur-ports to be brought.
          1.2 The Derivative Action alleges, among other things, that various directors and officers of VISX (the Individual

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     Defendants) breached their fiduciary duties to the Company by mismanaging and failing to disclose the true state of the Company's operations and by failing to enforce certain mar-keting agreements between the Company and Alcon (the "Marketing Agreements"). The Derivative Action also asserts claims against Alcon for breach of contract, breach of the implied covenant of good faith and fair dealing, intentional interfer-ence with prospective economic advantage, and breach of fidu-ciary duties in connection with the Marketing Agreements.
          1.3 On November 22, 1994, VISX demurred to the complaint in the Derivative Action on the grounds that the Derivative Plaintiff and Osterfak failed to make a demand on the VISX Board of Directors and such demand was not excused. Alcon and the Individual Defendants joined in this demurrer which, on February 9, 1995, was overruled by the Superior Court for the County of Santa Clara. Subsequently, VISX filed a petition for writ of mandate with the Court of Appeals, which petition was denied.
          1.4 On March 13, 1995, Alcon and Individual Defendants Montgomery, Sear, and Schollmaier filed a cross-complaint against CAP Advisers and Cross-Defendants alleging, INTER ALIA, claims for breach of fiduciary duty, intentional interference with economic relationship and equitable indemnity.
          1.5 On March 13, 1995, Individual Defendants Munnerlyn, McMillen, Bennett, Kunst, Brenner, and Samuels filed a cross-complaint against Richard S. Braddock and J. Michael Mavrogordato, two former members of the VISX Board of Direc-tors, asserting claims for equitable indemnity.

          1.6 On May 8, 1995, Osterfak's request for dismissal as a plaintiff in the Derivative Action was granted by the Court.
          1.7 Each of the Defendants separately has denied and continues to deny each and every one of the claims and conten-tions alleged in the law suit captioned CAP ADVISERS LIMITED, ET AL. V. ALCON LABORATORIES, INC. ET AL., Santa Clara County Superior Court No. CV744052, including the cross-claims filed in the Cross-Complaints ("The Action"). Each of the parties to this Stipulation expressly have denied and continues to deny all charges of wrongdoing or liability against him, her or it arising out of any of the conduct, statements, acts or omis-sions alleged, or that could have been alleged, in The Action.
               Nonetheless, the parties have concluded that the fur-ther conduct of The Action would be protracted and expensive and that it is desirable that The Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation in order to limit further expense, inconvenience and distraction and to secure the benefits achieved by settlement on the terms provided herein. There-fore, the parties have now reached an agreement that, subject to the approval of this Court, will settle the claims alleged in The Action.
     2    DEFINITIONS.
          2.1 "Cross-Complaints" means the cross-complaint filed on March 13, 1995 by Individual Defendants Munnerlyn, McMillen, Bennett, Kunst, Brenner and Samuels against Richard S. Braddock and J. Michael Mavrogordato and the cross-complaint filed on March 13, 1995 by Alcon and Individual Defendants Montgomery,

     Sear and Schollmaier against CAP Advisers and Cross-Defendants Anthony M. Pilaro, Richard S. Braddock, J. Michael Mavrogordato and Osterfak.
          2.2 "Cross-Defendants" means (i) CAP Advisers (as herein-after defined in paragraph 2.7), (ii) Osterfak (as hereinafter defined in paragraph 2.10), and (iii) Anthony M. Pilaro, Rich-ard S. Braddock, J. Michael Mavrogordato, and their respective employees, partners, principals, agents, any entity in which a controlling interest is held, attorneys, advisors, personal or legal representatives, assigns, spouses, and heirs.
          2.3 "Derivative Plaintiff" means CAP Advisers (as herein-after defined in paragraph 2.7), on behalf of itself and derivatively on behalf of VISX.
          2.4 "Effective Date" means the first date on which both the following shall have occurred: (a) The Superior Court shall have entered its order and judgment substantially in the form attached hereto as Exhibit B approving this Stipulation and dismissing with prejudice The Action and (b) such order and judgment shall have become final, which shall be deemed to be the last to occur of the following: (i) if an appeal or review is not sought from the order and judgment, the first day after the first to occur of the acts described in Rule 2 of the California Rules of Court, or (ii) if an appeal or review is sought from the judgment, the day after the judgment is af-firmed or the appeal is dismissed or denied, and the judgment is no longer subject to further judicial review.
          2.5 "Individual Defendants" means Munnerlyn, McMillen,
     Bennett, Kunst, Brenner, Samuels, Montgomery, Sear, and

     Schollmaier, and their respective employees, partners, princi-pals, agents, any entity in which a controlling interest is held, attorneys, advisors, personal or legal representatives, assigns, spouses, and heirs.
          2.6 "Marketing Agreements" means collectively the market-ing agreements with (i) Alcon and APL dated October 10, 1986, (the "Original Marketing Agreement"); (ii) an Amended and Re-stated Marketing Agreement dated April 21, 1987 (the "Amended Marketing Agreement"); and (iii) the Second Amended and Restat-ed Marketing Agreement with Alcon and Alcon Surgical, Inc., dated December 22, 1989 (the "Domestic Marketing Agreement"), and any amendments or modifications thereto.
          2.7 "CAP Advisers" means CAP Advisers Limited, a United Kingdom company, as trustee for the CAP Trust, a Channel Is-lands trust, and all past or present directors, officers, employees, partners, principals, agents, controlling sharehold-ers, any entity in which a controlling interest is held, attor-neys, advisors, personal or legal representatives, parents, subsidiaries, affiliates, predecessors, successors, divisions, joint ventures, and assigns.
          2.8 "VISX" means VISX, Inc., a Delaware corporation, and all past or present directors, officers, employees, partners, principals, agents, controlling shareholders, any entity in which a controlling interest is held, attorneys, advisors, personal or legal representatives, parents, subsidiaries, affiliates, predecessors, successors, divisions, joint ven-tures, and assigns.

          2.9 "Alcon" means Alcon Laboratories, Inc., a Delaware corporation, Alcon Pharmaceuticals, Ltd., a Swiss corporation, and all past or present directors, officers, employees, part-ners, principals, agents, controlling shareholders, any entity in which a controlling interest is held, attorneys, advisors, personal or legal representatives, parents, subsidiaries, affiliates, predecessors, successors, divisions, joint ven-tures, and assigns.
          2.10 "Osterfak" means Osterfak Ltd., a Cayman Islands company, and all past or present directors, officers, employ-ees, partners, principals, agents, controlling shareholders, any entity in which a controlling interest is held, attorneys, advisors, personal or legal representatives, parents, subsid-iaries, affiliates, predecessors, successors, divisions, joint ventures, and assigns.
          2.11 "Other Released Individuals" means all present and former officers and directors and employees, agents and attor-neys (including law firms), of (i) VISX; (ii) Alcon; (iii) Cross-Defendants; and (iv) the Individual Defendants.
          2.12 "Pillar Point Partners" means Pillar Point Partners, the partnership jointly owned and controlled by subsidiaries of VISX and Summit Technology, Inc.
          2.13 "Settled Claims" means all claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, conversions, controversies, agreements, promises, variances, trespasses, damages, judg-ments, extents, executions, demands, rights and liabilities of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, including all pleadings filed therein by any party, (i) asserted or that might have been asserted in The Action, (ii) based on or arising from any contractual relationship, written or oral, express or implied, between Alcon and VISX, (iii) based on or arising from the ser-vice of any of the Individual Defendants or Cross-Defendants as officers, directors, agents or advisors of VISX, (iv) based on or arising from allegations of wrongful conduct or inaction against the Cross-Defendants, including but not limited to, claims of negligent, reckless, intentional or wilful miscon-duct, (v) based on or arising from allegations of wrongful con-duct or inaction of Alcon or VISX in relation to each other,
     (vi) relating in any way to the class action captioned IN RE VISX SECURITIES LITIGATION, C-94-20649-RPA (EAI), or to the settlement thereof, or to a claim for the contribution to that settlement, (vii) based on or arising from any duties, fiducia-ry or otherwise, owed by Cross-Defendants to VISX or Alcon,
     (viii) based on or arising from Cross-Defendants' relationship with VISX, (ix) based on or arising from Cross-Defendants' relationship with Alcon, or (x) based on or arising from Cross-Defendants' action or inaction with respect to the Marketing Agreements or the relationship between Alcon and VISX. Such claims shall include claims which the Settling Parties do not know or suspect to exist in their favor at the time of the release, including but not limited to such claims which, if known by them, might have affected their decision to settle. Such claims shall also include, without limitation, claims for negligence, gross negligence, breach of duty of care, breach of

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     duty of loyalty, breach of duty of candor, fraud, breach of fiduciary duty, tortious interference, breach of contract, aiding and abetting, indemnification, contribution, equitable indemnity, violations of any state or federal statutes, rules, or regulations, violations of any common law rights, and all other acts or omissions alleged in The Action. Notwithstanding the foregoing, "Settled Claims" shall not include prospective breaches of the 1995 Agreement between and by VISX and Alcon and shall not include claims against VISX for indemnification for legal fees incurred by the Individual Defendants and Cross-Defendants Richard S. Braddock and J. Michael Mavrogordato.
          2.14 "Settling Parties" means VISX, Alcon, Derivative Plaintiff, the Individual Defendants and Cross-Defendants.
     3    AGREEMENT.
          3.1  CONSIDERATION.
          In consideration of the parties' agreement to settle The Action and certain other current and future disputes as out-lined herein as may arise between them, the parties hereby agree as follows:
               3.1.1 MARKETING AGREEMENTS. VISX and Alcon (a) have entered into an agreement, a copy of which is attached hereto as Exhibit D (the "1995 Agreement"), pursuant to which, subject to the termination provision set forth in paragraph 5.01 there-of, upon the Effective Date, as defined in paragraph 2.4 above, all existing agreements between VISX and Alcon, including the Marketing Agreements, and all obligations and liabilities arising out of or relating to such Marketing Agreements, will terminate, except for the contractual obligations defined in the 1995 Agreement; and (b) have agreed that on the Effective Date they will exchange written releases attached hereto as Exhibits E and F, unless the 1995 Agreement is terminated in accordance with its terms. Due to the confidential nature of the information contained in other exhibits to the 1995 Agree-ment, such exhibits will not be filed with this Stipulation; however, the parties are willing to submit these exhibits to the Court for confidential IN CAMERA review.
               3.1.2 RESIGNATION OF CERTAIN VISX DIRECTORS. As of the Effective Date, Karen Brenner and Robert B. Samuels shall have resigned from VISX' Board of Directors and any committee thereof.
               3.1.3 REGULATORY AFFAIRS OVERSIGHT COMMITTEE. VISX agrees to establish a regulatory affairs oversight committee (the "Committee"), consisting of three members, one such member appointed by the Company at the request of Cap Advisers or any of its successors. Cap Advisers' initial designee to the Committee will be Nancy Buc. Visx shall be without power to remove Cap Advisers' appointee to the Committee without the prior consent of Cap Advisers. The Committee's charter shall include, but is not limited to, reviewing the Company's regula-tory affairs program, providing recommendations, if any, as to improving the program, and submitting a report on the foregoing to the Board of Directors. The Committee will meet at least quarterly and the term of the Committee shall extend until one year following the approval by the Food and Drug Administration of the use of VISX' Excimer Laser for the treatment of astigma-tism.

               3.1.4 STANDSTILL. Alcon Laboratories, Inc. and Alcon Pharmaceuticals, Ltd. agree not to purchase VISX shares for a period of fifteen years commencing on the Effective Date. Alcon further agrees not to dispose of any or all of its 224,000 VISX shares before January 24, 1996.
               3.1.5 NON-DISPARAGEMENT. Each Settling Party hereby agrees that he, she or it will make no public statements con-cerning the subject matter of the Action or the circumstances leading to the Settlement disparaging of any other Settling Party. This provision shall not apply to documents filed in Court.
               3.1.6 PILLAR POINT PARTNERS. VISX agrees to appoint or cause to be appointed to the Board of Directors of Pillar Point Partners one person designated by CAP Advisers (the "Cap Advisers Designee"). CAP Advisers' right to designate such member to Pillar Point Partners Board of Directors shall exist for at least three years from the effective date of this stipu-lation and Agreement. VISX and its appointed Managing Director of Pillar Point Partners shall be without power to remove CAP Advisers' designee without the prior consent of CAP Advisers, except if such designee shall be found by VISX' Board of Direc-tors acting as a whole and after providing such designee with an opportunity to be heard to have engaged in fraud, embezzle-ment, theft, or the commission of a felony, in the course of performing such designee's duties on the Pillar Point Partners Board of Directors. In case any such person is so removed, Cap Advisers shall have the right to designate a successor.

               3.1.7 OTHER PAYMENTS. Other than what is expressed herein and in the exhibits attached hereto, no other payments will be exchanged between the parties to The Action.
               3.1.8 ATTORNEYS' FEES AND OTHER EXPENSES. Pursuant to VISX' indemnification obligations, VISX agrees to reimburse, against receipt of invoices, the reasonable legal expenses of the Individual Defendants and Cross-Defendant Richard S. Braddock. In recognition by VISX of the substantial benefits conferred on it by the initiation of The Action, and in light of the benefits accruing to VISX by the Settlement, and in recognition by VISX of Mr. Pilaro's efforts to date, VISX has agreed to reimburse, against receipt of invoices, CAP Advisers and Mr. Pilaro for their respective attorneys' fees, consultant fees and other related fees and expenses.
          3.2 DISMISSAL OF THE ACTION. The parties shall submit this Stipulation to the Court and request approval thereof and for a judgment and order in the form attached hereto as Exhibit B approving the settlement and dismissing The Action with prejudice. Notwithstanding the foregoing, the action shall be dismissed without prejudice against Cross-Defendant J. Michael Mavrogordato, such dismissal to become with prejudice when Mavrogordato executes a general release in the form attached hereto as Exhibit C.
               3.2.1 TIME OF THE ESSENCE. This Stipulation shall be finalized and filed with the Superior Court on or before November 17, 1995 unless extended by agreement among CAP Advisers, Alcon and VISX.

           3.3 MUTUAL RELEASES. Upon the Effective Date, each Set-tling Party shall be deemed to have, and by operation of the judgment shall have fully, finally and forever released, relin-quished and discharged each and every one of the Settling Parties from the Settled Claims. Each Settling Party shall, upon the Effective Date, evidence such release by executing a general release in a form of Exhibit C hereto. Any Settling Party who refuses to execute and deliver such a release within ten days after the occurrence of the Effective Date shall be deemed to have done so. Notwithstanding the foregoing, J. Michael Mavrogordato shall not be deemed to have been released from any of the Settled Claims until such time as he executes a release in the form of Exhibit C hereto, in which event he shall then be deemed to have been released from any and all Settled Claims.
           4   CONDITIONS OF SETTLEMENT.
          Except as noted in Section 5 hereof, this Stipulation shall become effective only upon the satisfaction of the fol-lowing conditions: (i) The Court shall enter an order and judg-ment substantially in the form attached hereto as Exhibit B, and (ii) the Effective Date shall have occurred.
     5    SETTLEMENT HEARING.
          To implement this settlement, the parties shall promptly submit this Stipulation to the Court for a hearing as soon as the Court deems practical, for final approval of this settle-ment and an order and judgment substantially in the form of Exhibit B hereto.

     6    MISCELLANEOUS.
           6.1 All of the exhibits attached hereto are incorporated by reference as though fully set forth herein.
           6.2 This Stipulation may be amended or modified only by a written instrument signed by all parties who enter into this Stipulation or their successors-in-interest.
           6.3 The waiver by one Settling Party of any breach of this Stipulation by another Settling Party shall not be deemed
     (i) a waiver of that breach by any other Settling Party or (ii) a waiver of any other breach by the Settling Party or any other Settling Party.
           6.4 This Stipulation and its exhibits constitute the entire agreement among these Settling Parties, and no represen-tations, warranties or inducements have been made to any Set-tling Party concerning this Stipulation or its exhibits other than the representations, warranties and covenants expressly set forth in such documents.
           6.5 Counsel for the Settling Parties are expressly authorized by the Settling Parties whom they represent to enter into this Stipulation, to take all appropriate action required or permitted to be taken by such Settling Parties pursuant to this Stipulation to effectuate its terms, and are also express-ly authorized to enter into any modifications or amendments to this Stipulation and to execute any other documents required to effectuate the terms of this Stipulation.
           6.6 Each of Alcon, VISX, the Individual Defendants, Derivative Plaintiff and the Cross-Defendants represent and warrant that he, she or it is expressly authorized to enter into this Stipulation, to take all appropriate action required or permitted to be taken pursuant to this Stipulation to effec-tuate its terms, and is also expressly authorized to enter into any modifications or amendments to this Stipulation and to execute any other documents required to effectuate the terms of this Stipulation.
           6.7 This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.
           6.8 All terms of this Stipulation and the exhibits hereto shall be governed by and interpreted according to the laws of the State of California. The Court shall retain juris-diction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing it. Any action brought to enforce the Stipulation shall be filed in the Superior Court for the County of Santa Clara.
           6.9 This Stipulation may be executed in two or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Settling Parties to this Stipulation shall exchange among themselves original signed counterparts.
           6.10 The Settling Parties shall cooperate in presenting such papers to the Superior Court and other documents as may be necessary to effectuate the purposes and intent of this Stipu-lation.

           6.11 If the Effective Date does not occur for whatever reason by March 22, 1996 (or such other date as to which the parties hereto may agree), then this Stipulation shall be of no force or effect and the Settling Parties shall be restored to their respective positions existing prior to the execution of this Stipulation, unless otherwise agreed to by all parties who enter into this Stipulation. Neither this Stipulation, nor the fact of its execution, nor any of its provisions, shall be offered or received in evidence in any action or proceeding of any nature or otherwise referred to or used in any manner in any court or other tribunal except as evidence of the fact of the making of this Stipulation or to enforce the terms of the Settlement described herein.

     Dated: November __, 1995      SKADDEN, ARPS, SLATE, MEAGHER
                                        & FLOM


                                   By ____________________________

                                   Attorneys for Plaintiff and
                                   Cross-Defendant CAP ADVISERS LIM-
                                   ITED as trustee of the CAP TRUST
                                   and for specially-appearing
                                   Cross-Defendant OSTERFAK LTD.

     Dated: November __, 1995      VISX, INC.


                                   By ____________________________
                                        Katrina J. Church

     Dated: November __, 1995      WILSON, SONSINI, GOODRICH
                                      & ROSATI


                                   By ____________________________
                                        Boris Feldman
                                   Attorneys for Defendants and
                                   Cross-Complainants CHARLES R.
                                   MUNNERLYN, ALAN R. MCMILLEN, WIL-
                                   LIAM L. BENNETT, DANIEL J. KUNST,
                                   KAREN BRENNER and ROBERT SAMUELS

     Dated: November __, 1995      HELLER, EHRMAN, WHITE
                                      & MCAULIFFE


                                   By ____________________________

                                   Attorneys for Defendants and
                                   Cross-Complainants ALCON LABORA-
                                   TORIES, INC., ALCON
                                   PHARMACEUTICALS, LTD., TIMOTHY
                                   R.G. SEAR, ROBERT R. MONTGOMERY
                                   and EDGAR H. SCHOLLMAIER

     Dated: November __, 1995      ROBINSON BROG LEINWAND REICH
                                        GENOVESE & GLUCK, P.C.


                                   By ____________________________
                                        Anthony S. Genovese
                                   Attorney for Cross-Defendant
                                   ANTHONY M. PILARO

     Dated: November __, 1995      SHEPPARD, MULLIN, RICHTER
                                      & HAMPTON


                                   By ____________________________
                                        Darryl M. Woo
                                   Attorneys for Cross-Defendant
                                   RICHARD S. BRADDOCK